Exhibit 99.1

Westaff Reports Fourth Quarter and Fiscal 2003 Results

WALNUT CREEK, CA, Wednesday, January 7, 2004 — Westaff, Inc. (NASDAQ: WSTF), a leading provider of temporary light industrial, clerical/administrative and call center staff, today reported financial results for the fourth quarter and fiscal year, which ended November 1, 2003.

Fiscal 2003 Fourth Quarter Results

Revenues for the fourth quarter of fiscal 2003 were $178.9 million, down slightly compared with $179.5 million for the fourth quarter of fiscal 2002. Domestic revenues declined 4.7% due largely to a reduction in sales for certain high volume, low margin government business. Revenues from international operations increased 21.9%. Excluding the effects of exchange rate fluctuations, international revenues for the quarter increased 7.0%, reflecting continuing success in developing new business opportunities in the Company’s overseas operations.

“While the overall results for the fourth quarter reflect the lingering effects of the recent economic downturn in the United States, we are optimistic about the potential for future sales growth,” commented Westaff President and CEO, Dwight S. Pedersen. “We are continuing our focus on implementation of programs that will result in increased opportunities for growth in our business. This focus has been especially concentrated on enhancing the consistency and quality of our service offerings and strengthening both our sales process and our direct hire programs.”

Gross margin for the quarter was 16.6% compared with 18.2% for the fourth quarter of fiscal 2002. The lower gross margin reflects a $1.8 million fourth quarter charge to increase the Company’s domestic workers’ compensation reserves. This increase was a result of continuing negative loss development trends in workers’ compensation.   Fourth quarter 2003 gross margins were also negatively affected by the competitive pricing environment that continues to exist in the temporary staffing industry.

“Westaff has been especially impacted by the difficult environments relating to workers’ compensation and unemployment insurance in the United States,” Mr. Pedersen continued. “We remain optimistic about our potential for revenue growth in fiscal 2004 but will also focus our efforts on mitigating the negative effects of expected increases in costs associated with state unemployment and workers’ compensation insurance.”

Selling and administrative expenses for the fourth quarter of fiscal 2003 were $21.1 million compared to $23.5 million in the fourth quarter of 2002. As a percentage of revenues, selling and administrative expenses were down from 13.1% in the fourth quarter of fiscal 2002 to 11.8% in 2003. The Company has been successful throughout fiscal 2003 in reducing and controlling its operating costs and is committed to aggressively continuing these efforts.   The fourth quarter of fiscal 2003 included a $950,000 charge for an unfavorable California appellate court decision which reversed a Superior Court ruling regarding a binding arbitration award issued in January of 2002.  “We were extremely disappointed that the appellate court chose to overturn the decision of the Superior Court and the arbitration panel”, commented Mr. Pedersen.  “This exemplifies the challenges of operating in the current legal and regulatory environment.”

The Company reported operating income of $49,000 in the fourth quarter of 2003 compared with $1.5 million in 2002.   The Company also reported a net loss of $600,000, or ($0.04) per share, for the fourth quarter of fiscal 2003 compared with net income of $2.4 million, or $0.15 per share, in 2002.

Fiscal 2003 Results

The Company reported an operating loss of $2.8 million for fiscal 2003 compared with an operating loss of $3.5 million for fiscal 2002. Revenues for fiscal 2003 were $530.3 million compared with $515.3 million for 2002, an increase of 2.9%. Gross margin was 17.1% for 2003 compared with 18.5% for fiscal 2002.  Fiscal 2002 included a net tax benefit of $4.1 million primarily relating to a change in the tax law in 2002 that extended the net operating loss carryback period from two to five years which increased the Company’s fiscal 2002 tax refund.  The income tax charge of $361,000 for fiscal 2003 primarily reflects certain international and state income taxes.  The Company recognized a 100% valuation allowance against its fiscal 2003 income tax benefit resulting from its net loss for the year.

As a result of its adoption of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” the Company recorded an impairment loss of $670,000 for goodwill associated with its Australian operations. The loss was recorded as a cumulative effect of a change in accounting principle and its effect was to reduce fiscal 2003 earnings per share by $0.04.

Westaff provides staffing services and employment opportunities for businesses in global markets.  Westaff annually employs approximately 150,000 people and services more than 14,000 client accounts from 270 offices located throughout the U.S., the United Kingdom, Australia, New Zealand, Norway and Denmark. For more information, please visit our Web site at www.westaff.com.

This press release contains forward-looking statements as defined in the Securities Exchange Act of 1934, and is subject to the safe harbors created by law.  Forward-looking statements contained herein include, but are not limited to, the statements of Mr. Pedersen regarding sales, margins and costs and the prospects for fiscal 2004.  The forward-looking statements contained herein involve a number of assumptions, risks and uncertainties. Actual results of future events could differ materially from estimates.  Among the factors affecting future operating results are: compliance with debt covenants, liquidity, possible adverse effects of fluctuations in the general economy, variability of employee-related costs including workers’ compensation liabilities, a highly competitive market, control by a significant shareholder, reliance on management information systems, risks related to customers, variability of operating results and the seasonality of the business cycle, reliance on executive management, risks related to international operations, risks related to franchise agent and licensed operations, uncertain ability to continue and manage growth, reliance on field management, employer liability risks and ability to attract and retain the services of qualified temporary personnel.

Forward-looking statements are based on the beliefs and assumptions of the Company’s management and on currently available information.  The Company undertakes no responsibility to publicly update or revise any forward-looking statement.  Additional information concerning the risks and uncertainties listed above, and other factors you may wish to consider, is contained in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent Form 10-K, Form 10-Q, Form 8-K and other filings.

ANALYSTS/INVESTORS CONTACT:	Dirk A. Sodestrom
Senior Vice President and Chief Financial Officer
Telephone: 925/930-5300
e-mail: dsodestrom@westaff.com

PRESS CONTACT:	Linda Gaebler
Public Relations Director
925-952-2546, cell: 510-610-4845
e-mail: lgaebler@westaff.com

Financial table follows……..

Westaff, Inc.

Unaudited Financial Highlights

(In thousands, except per share data)

	Fiscal Quarter Ended
Statements of Operations:	November 1, 2003	November 2, 2002

Revenues	$178,875	$179,480
Costs of services	149,228	146,829
Gross profit	29,647	32,651
Gross margin	16.6%	18.2%
Franchise agents’ share of gross profit	5,927	5,509
Selling and administrative expenses	21,128	23,492
Depreciation and amortization	1,593	2,026
Impairment of intangible assets		116
Arbitration award	950
Operating income	49	1,508
Interest expense	567	682
Interest income	(46)	(92)
Income (loss) before income taxes	(472)	918
Provision for income taxes	128	(1,442)
Net income (loss)	$(600)	$2,360

Basic and diluted earnings (loss) per share:	$(0.04)	$0.15

Weighted average common shares outstanding - basic	16,012	15,968
Weighted average common shares outstanding - diluted	16,012	16,081

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Westaff, Inc.

Unaudited Financial Highlights

(In thousands, except per share data)

	Fiscal Year Ended
Statements of Operations:	November 1, 2003	November 2, 2002

Revenues	530,299	515,253
Costs of services	439,801	419,932
Gross profit	90,498	95,321
Gross margin	17.1%	18.5%
Franchise agents’ share of gross profit	16,599	15,409
Selling and administrative expenses	70,585	75,734
Depreciation and amortization	5,500	6,601
Income from sales of affiliate operations	(299)	(197)
Impairment of intangible assets		116
Arbitration award	950	(693)
Restructuring charges		1,896
Operating loss	(2,837)	(3,545)
Interest expense	1,762	2,343
Interest income	(186)	(387)
Loss from continuing operations before income taxes and cumulative effect of change in accounting principle	(4,413)	(5,501)
Provision (benefit) for income taxes	361	(4,070)
Loss from continuing operations before cumulative effect of change in accounting principle	(4,774)	(1,431)
Income from discontinued operations	316
Cumulative effect of change in accounting principle	(670)
Net loss	$(5,128)	$(1,431)

Basic and diluted earnings (loss) per share:
Continuing operations before cumulative effect of change in accounting principle	$(0.30)	$(0.09)
Discontinued operations	$0.02	$—
Cumulative effect of change in accounting principle	$(0.04)	$—
Net loss	$(0.32)	$(0.09)

Weighted average common shares outstanding - basic and diluted	15,996	15,945

Balance Sheet Highlights:	November 1, 2003	November 2, 2002

Current assets	$84,433	$91,445
Property and equipment, net	12,569	15,778
Goodwill, net	11,687	12,034
Other long-term assets	4,458	2,698
Total assets	$113,147	$121,955

Current liabilities	$48,195	$57,373
Long term liabilities	29,496	25,632
Total liabilities	77,691	83,005
Stockholders’ equity	35,456	38,950
Total liabilities and stockholders’ equity	$113,147	$121,955

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